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                                                                   EXHIBIT 10(b)


                            MARATHON OIL CORPORATION
                       ANNUAL INCENTIVE COMPENSATION PLAN
                     (As Amended Effective January 1, 2002)


1.   Purpose of the Plan

     The objectives of the Plan, formerly named the USX Corporation Annual Incentive Compensation Plan, are to advance the interests of the Corporation and its shareholders by providing officers and key employees incentive opportunities in order that the Corporation might attract, retain and motivate outstanding personnel by:

     a) providing compensation opportunities which are competitive with those of other major corporations of comparable size and in similar businesses;

     b) supporting the Corporation's goal-setting and strategic planning process; and

     c) motivating officers and key employees to achieve annual business goals and contribute to team performance by allowing them to share in the risks and rewards of the business.


2.   Administration

     This Plan shall be administered by the Compensation and Organization Committee of the Board of Directors, which shall consist of not less than three directors of the Corporation who are appointed by the Board of Directors and who shall not be, and shall not have been, an officer or an employee of the Corporation. The Committee is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to delegate the granting of awards pursuant to guidelines established from time to time by the Committee, and to make all other determinations necessary for its administration.


3.   Eligibility for Participation

     Employees of the Corporation eligible to receive incentive compensation under the Plan are those in responsible positions whose performance may affect the Corporation's success. Participants shall include employees of the Corporation and any subsidiary and/or joint venture if such employees are specifically designated as participants.


4.   Amount Available for Plan

     The Board of Directors, upon the recommendation of the Committee, shall determine the aggregate amount which may be awarded with respect to each year.
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5.   Awards

     Within the limits of the Plan, annual incentive awards stated in dollars may be made to any or all eligible participants. Determinations as to participation and award level shall be made on the basis of the positions, responsibilities and accomplishments of the eligible employees; the performance of the respective individuals, divisions, departments and subsidiaries of the Corporation; the overall performance and best interests of the Corporation; the recommendations of the Chairman; and other pertinent factors; such factors to be given such weight as is deemed appropriate. The guidelines established by the Committee shall provide that no participant shall have an annual target award in excess of 150% of his annual base salary; any exceptions to this limit shall be specifically approved by the Committee. If a participant retires during the year with respect to which awards are made, the Committee may grant him an award, but it shall be prorated based on the number of months of active employment.
     If a participant dies during the year, the Committee may grant a prorated award to the employee's estate.


6.   Payment of Awards

     In its discretion, the Committee may permit participants in the Plan to defer the receipt of all or any part of any award granted under the Plan for such period and under such conditions as the Committee may determine, including the payment of interest on deferred awards if the Committee so determines. Unless receipt is deferred, all awards will be paid in cash as soon as practicable following the grant. An award will be considered as part of "gross pay" for purposes of calculation of benefits under the respective retirement and thrift plans unless the award is paid after a participant retires. No award will be paid to a person who quits or is discharged prior to payment of the award.


7    Effective Date; Amendment, Suspension or Termination of the Plan

     This Plan became effective as of January 1, 1984.

     The Board of Directors may, from time to time, amend, suspend or terminate the Plan in whole or in part. If it is suspended or terminated, the Board of Directors may reinstate any or all of the provisions of the Plan.